Exhibit 10.33
THE MARCUS CORPORATION
2025 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD LETTER
Dear _________:
I am happy to inform you that you have been granted an award of shares of restricted common stock (the “Restricted Stock”) of The Marcus Corporation pursuant to The Marcus Corporation 2025 Omnibus Incentive Plan (the “Plan”) and the attached Restricted Stock Agreement (the “Agreement”). The grant date of, and the number of shares of Restricted Stock subject to, the Agreement are as follows:
Grant Date: ______________________
Number of Shares of Restricted Stock: ___________
In addition to the terms and conditions specified in this award letter, your shares of Restricted Stock are subject to the terms and conditions of the attached Agreement and the Plan.
To accept your award, please sign where indicated in the attached Agreement and return the signature page to _____.
Important U.S. Federal Income Tax Considerations. Unless you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “IRC Section 83(b) election”), described in the following paragraph: (i) you will not recognize taxable income for Federal income tax purposes at the time of the grant of your Restricted Stock; (ii) you will recognize ordinary taxable income at the time each portion of your Restricted Stock vests in an amount equal to the then fair market value of such vested shares; (iii) thereafter any otherwise taxable disposition of your vested shares of Restricted Stock will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted common stock is held after the time the shares vest); (iv) dividends paid in cash and received by you prior to the time the restrictions lapse will constitute ordinary income to you in the year paid (but will not constitute qualified dividend income); and (v) any dividends paid in stock will be treated as an award of additional restricted common stock subject to the tax treatment described above.
If you desire, within 30 days after the Grant Date, you may elect to recognize ordinary income as of such date in an amount equal to the fair market value of all your Restricted Stock on the Grant Date. If this IRC Section 83(b) election is made, then you will not recognize ordinary income at the time each portion of your Restricted Stock vests. If you make this IRC Section 83(b) election and subsequently forfeit the restricted common stock, however, you will not be entitled to deduct any loss. You should consult with your tax advisor to determine the tax consequences of acquiring the restricted common stock and the advantages and disadvantages of filing the IRC Section 83(b) election. By accepting this award and signing the Agreement, you acknowledge and agree that it is your sole responsibility, and not ours, to file a timely IRC Section 83(b) election, even if you request that we or our representatives make this filing on your behalf, and that you must notify us immediately if you choose to make such an election.
Sincerely,
THE MARCUS CORPORATION

THE MARCUS CORPORATION
2025 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT (OFFICER)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of the grant date specified in the attached award letter (the “Grant Date”) by and between THE MARCUS CORPORATION, a Wisconsin corporation (the “Company”), and the Participant named on the signature page below (the “Participant”).
WITNESSETH:
WHEREAS, the terms of The Marcus Corporation 2025 Omnibus Incentive Plan (the “Plan”), to the extent not stated herein, are specifically incorporated by reference in this Agreement and defined terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, the Plan authorizes the grant of various equity-based incentive awards, including grants of restricted shares of the Company’s common stock, $1 par value per share (“Common Stock”), to be granted to certain key employees of the Company or a subsidiary thereof;
WHEREAS, the Participant is now employed by the Company or a subsidiary thereof in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company; and
WHEREAS, the Company desires to grant the Participant the Restricted Stock (as defined below) in recognition of Participant’s past and expected future efforts as an employee of the Company or a subsidiary thereof and to provide the Participant with the opportunity to increase his or her stock ownership in the Company.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
1.Grant of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant the number of shares of Common Stock set forth in the attached award letter (the “Restricted Stock”).
2.Restrictions.
(a)The Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and shall be subject to forfeiture as set forth herein and in the Plan (the “Restrictions”).
(b)Except as otherwise provided in Section 3, the Restrictions on the Restricted Stock shall lapse, and the Restricted Stock shall vest and no longer be subject to forfeiture, as to the following cumulative percentages of the shares of Restricted Stock if, and only if, the Participant is continuously employed by the Company or a subsidiary until the applicable vesting date set forth below:

Vesting Date	Cumulative Percentage of Restricted Stock Vested and no Longer Subject to Restrictions
Prior to the second anniversary of the Grant Date	0%
The second anniversary of the Grant Date	50%
The third anniversary of the Grant Date	100%

The period during which any of the Restricted Stock is subject to the restrictions in this Section 2 shall hereinafter be referred to as the “Restriction Period” with respect to the portion of the shares of Restricted Stock still subject to restriction. The Committee, as the administrator of the Plan, may, at any time or from time to time, accelerate all or any part of the Restriction Period with respect to all or any portion of the Restricted Stock.
3.Termination of Employment.
(a)If (i) the Participant dies while he or she is in the employ of the Company or any subsidiary, (ii) his or her employment is terminated by reason of his or her retirement in accordance with the then effective retirement plan or policy of the Company or any subsidiary, provided the Participant has given at least six (6) months’ advance written notice of such retirement, or (iii) the Participant is permanently disabled, the Restriction Period shall automatically terminate and all of the shares of the Restricted Stock shall be free of all restrictions imposed by Section 2.
(b)If the Participant’s employment is terminated by the Company or any subsidiary for any reason or if the Participant terminates his or her employment with the Company or any subsidiary for any reason (other than, in each case, one of the reasons set forth in Section 3(a)), then any shares of Restricted Stock that remain subject to the restrictions of Section 2 at the date of such termination shall automatically be forfeited and returned to the Company.
4.Deposit of Restricted Shares. One or more certificates evidencing the shares of Restricted Stock shall be issued by the Company, or the Company shall make an appropriate book entry, in the Participant’s name. The Company shall cause any issued certificate(s) to be delivered to the Secretary of the Company (or his or her designee) as a depository for safekeeping until a forfeiture occurs or the restrictions imposed by Section 2 hereof terminate. Promptly after the restrictions imposed by Section 2 hereof terminate with respect to some or all of the shares of Restricted Stock, the Company shall deliver stock certificates representing such shares to Participant or remove, as appropriate, stop transfer orders, as applicable. Upon request of the Company, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the restrictions of Section 2.
5.Securities Law Restrictions; Market Stand-Off. In addition to the restrictions set forth above, the shares of Restricted Stock granted hereunder may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction which, in the opinion of legal counsel for the Company, is exempt from the registration provisions of the Securities Act, and any such sale must also comply with Rule 144 under the Securities Act to the extent applicable. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement under the Securities Act, the Participant agrees that the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any shares acquired under this Agreement (whether or not subject to restrictions or risk of forfeiture at the time of such offering) without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, not to exceed one hundred eighty (180) days. If required by underwriters for the Company, the Participant agrees to enter into a lock-up agreement with respect to any shares acquired under this Agreement.
6.Voting Rights; Dividends and Other Distributions. During the Restriction Period and prior to any forfeiture of the Restricted Stock, the Participant will, subject to the restrictions set forth in Section 2, have all rights as a shareholder with respect to the shares of Restricted Stock which then remain subject to such restrictions (including voting rights and the right to receive dividends or other distributions the record date for which occurs prior to the forfeiture of the Restricted Stock); provided, however, that (a) if any dividends or distributions are paid in stock of the Company, such shares shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which they were paid, and (b) to the extent required or permitted by the Plan, cash dividends or other cash distributions with respect to unvested Restricted Stock may, at the discretion of the Administrator, either be (i) automatically reinvested as additional shares of Restricted Stock subject to the same terms and conditions as the original grant of Restricted Stock or (ii) accumulated and paid in cash at the same time and to the same extent that the underlying Restricted Stock vests.
7.Tax Withholding.
(a)The Participant shall be responsible for any federal, state, local or foreign taxes of any kind required by law to be paid or withheld with respect to the Restricted Stock. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by the Participant as a result of the grant, vesting, payment or settlement of the Restricted Stock or disposition of any Shares acquired under this Agreement, the Plan’s provisions relating to taxes shall apply. The obligations of the Company under this Agreement and the Plan, including the obligation to release from custody the Restricted Stock or remove stop-transfer restrictions upon the vesting of the Restricted Stock, shall be conditional on the Participant making arrangements satisfactory to the Company to satisfy any applicable taxes incurred in connection with the Restricted Stock, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
(b)Within thirty (30) days following the Grant Date, the Participant may elect to be taxed for federal income tax purposes pursuant to Section 83(b) of the Code with respect to all of the Restricted Stock granted hereunder. If the Participant timely makes an election under Code Section 83(b), the Participant will recognize ordinary income as of the Grant Date in an amount equal to the Fair Market Value of the Restricted Stock on the Grant Date, and the Participant will not recognize ordinary income upon the subsequent vesting of the Restricted Stock. If the Participant makes an election under Code Section 83(b) and thereafter forfeits any shares of Restricted Stock, the Participant will not be entitled to any deduction or credit with respect to such forfeited shares. The Participant is solely responsible for determining whether to make an election under Code Section 83(b) and for timely filing any such election and any required copies with the appropriate taxing authorities, and shall notify the Company immediately that the Participant has made such an election. The Company shall have no responsibility for failure by the Participant to make or properly file any such election.
8.No Right to Employment. It is fully understood that nothing contained in this Agreement, the Plan or any other communication shall be deemed to confer upon the Participant any right to continue in the employ of the Company or any subsidiary, nor to interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time for any reason.
9.Interpretation by Committee. As a condition of the granting of the Restricted Stock, the Participant agrees, for himself or herself and his or her legal representatives, that the Plan and this Agreement shall be subject to interpretation by the Committee and that any interpretation by the Committee of the terms of the Plan and this Agreement shall be final, binding and conclusive on the Participant and his or her legal representatives in all respects and shall not be subject to challenge or dispute by the Participant or his or her legal representatives.
10.Modification. Subject to the applicable provisions of the Plan, at any time and from time to time the Committee may direct execution of an instrument providing for the modification, extension or renewal of this Agreement; provided, however, that no such modification, extension or renewal shall (a) confer on the Participant any right or benefit that could not be conferred on the Participant by a grant of restricted shares of Common Stock under the Plan at such time or (b) except to the extent the Committee determines that such modification, extension or renewal is in the best interest of the Participant or any other person(s) as may then have an interest in the Restricted Stock, materially and adversely affect the value of the Restricted Stock without the written consent of the Participant; provided further that the Administrator may take any action with respect to this Agreement without the Participant’s consent as permitted by the Plan.
11.Miscellaneous.
(a)If the Company fails to enforce any provision of this Agreement at any time, that failure will in no way constitute a waiver of such provision or of any other provision hereof.
(b)If any provision of this Agreement is held illegal, unenforceable or invalid for any reason, such illegality, unenforceability or invalidity will not affect the legality, enforceability or validity of the remaining provisions of this Agreement, and this Agreement will be construed and enforced as if the illegal, unenforceable or invalid provision had not been included in the Agreement.
(c)This Agreement will be binding on and inure to the benefit of the Participant and the Participant’s heirs and personal representatives and to the benefit of the Company and its successors and legal representatives. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the Restricted Stock. In the event of any conflict between this Agreement and the Plan, the Plan shall control. For the avoidance of doubt, references in this Agreement to the “Committee” or “Administrator” shall be deemed to refer to the “Administrator” as defined in the Plan.
(d)This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin and applicable federal law, and actions or proceedings with respect to this Agreement shall be brought exclusively as provided in the Plan. Any legal action or proceeding with respect to the Plan, this Agreement or the Restricted Stock must be brought within the period specified in the Plan.
(e)Headings are given to the Sections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(f)The granting of the Restricted Stock and the issuance of Common Stock in connection therewith are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Agreement or the Plan, the Company shall have no liability to deliver any shares under this Agreement or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any shares issued under this Agreement as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(g)Notwithstanding any other provision of this Agreement, the Restricted Stock, and any Shares issued or cash paid in respect thereof, shall be subject to forfeiture, recovery or other action in accordance with (i) any clawback, recoupment or similar policy that is adopted by, or any clawback or recoupment requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time, and (ii) any right of recoupment, forfeiture or similar remedy under the Plan. The Participant expressly agrees to be bound by, and to comply with, any such policy or requirement, as it may be amended from time to time.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement acknowledging receipt of a copy of the Plan and this Agreement and acceptance of the Restricted Stock in accordance with the terms set forth herein and in the Plan, all as of the Grant Date.

THE MARCUS CORPORATION

By: _______________________________
Name: _____________________________
Title: ______________________________

PARTICIPANT

By: _______________________________
Name: _____________________________
Date: _____________________________